Report of Independent Accountants

To the Shareholders and Board of Trustees of Performance Funds Trust


In planning and performing our audit of the financial statements of Performance Funds Trust
for the year ended May 31, 1999, we considered its internal control, including control
activities for safeguarding securities, in order to determine our auditing procedures for the
purpose of expressing our opinion on the financial statements and financial highlights and to
comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of Performance Funds Trust is responsible for establishing and maintaining
internal control.  In fulfilling this responsibility, estimates and judgments by management are
required to assess the expected benefits and related costs of controls.  Generally, controls that
are relevant to an audit pertain to the entity's objective of preparing financial statements and
financial highlights for external purposes that are fairly
 presented in conformity with generally
accepted accounting principles.  Those controls include the
 safeguarding of assets against
unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors
 or fraud may occur and not be
detected.  Also, projection of any evaluation of internal
 control to future periods is subject to
the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily
 disclose all matters in internal
control that might be material weaknesses under standards
 established by the American
Institute of Certified Public Accountants.  A material
 weakness is a condition in which the
design or operation of one or more of the internal control
 components does not reduce to a
relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls over safeguarding securities, that we consider to be
material weaknesses as defined above as of May 31, 1999.

This report is intended solely for the information and
 use of management and the Board of
Trustees and Shareholders of Performance Funds Trust and the Securities and Exchange
Commission.



July 16, 1999

G: crussell\NSAR.doc